Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Form S-8 File Nos. 333-139770 and 333-136888) of Auriga Laboratories, Inc. of our report dated March 29, 2007, with respect to the consolidated financial statements of Auriga Laboratories, Inc., included in the Annual Report (Form 10-KSB) for the fiscal year ended December 31, 2006.

/s/ Williams & Webster, P.S.

Williams & Webster, P.S.
Certified Public Accountants
Spokane, Washington
March 29, 2007